Exhibit 99.1

N E W S  R E L E A S E

FOR IMMEDIATE RELEASE	Contact:	Steven E. Nielsen, President and CEO H. Andrew DeFerrari, Senior Vice President and CFO (561) 627-7171

August 30, 2017

DYCOM INDUSTRIES, INC. ANNOUNCES FISCAL 2017 FOURTH QUARTER AND ANNUAL RESULTS
AND PROVIDES GUIDANCE FOR THE NEXT FISCAL QUARTER

Palm Beach Gardens, Florida, August 30, 2017 - Dycom Industries, Inc. (NYSE: DY) announced today its results for the fourth quarter and fiscal year ended July 29, 2017. The Company reported:

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Contract revenues of $780.2 million for the quarter ended July 29, 2017, compared to $789.2 million for the quarter ended July 30, 2016. Contract revenues for the quarter ended July 29, 2017 grew 4.6% on an organic basis. Organic contract revenues exclude contract revenues from acquired businesses that were not owned for the entire period in both the current and prior year quarter and adjust for the additional week of operations during the quarter ended July 30, 2016 as a result of the Company’s 52/53 week fiscal year. Total contract revenues from acquired businesses were $19.3 million for the quarter ended July 29, 2017, compared to $5.6 million for the quarter ended July 30, 2016.

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Non-GAAP Adjusted EBITDA of $118.0 million, or 15.1% of contract revenues, for the quarter ended July 29, 2017, compared to $126.0 million, or 16.0% of contract revenues, for the quarter ended July 30, 2016.

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On a GAAP basis, net income was $43.7 million, or $1.38 per common share diluted, for the quarter ended July 29, 2017, compared to net income of $49.4 million, or $1.54 per common share diluted, for the quarter ended July 30, 2016. Non-GAAP Adjusted Net Income was $46.5 million, or $1.47 per common share diluted, for the quarter ended July 29, 2017, compared to Non-GAAP Adjusted Net Income of $52.7 million, or $1.64 per common share diluted, for the quarter ended July 30, 2016. Non-GAAP Adjusted Net Income for the quarters ended July 29, 2017 and July 30, 2016 excludes $4.5 million and $4.6 million, respectively, of pre-tax interest expense incurred for non-cash amortization of the debt discount associated with the Company’s 0.75% convertible senior notes due September 2021. Additionally, Non-GAAP Adjusted Net Income for the quarter ended July 30, 2016 excludes $0.7 million of pre-tax acquisition transaction related costs.

The Company also reported:

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Contract revenues of $3.067 billion for the fiscal year ended July 29, 2017, compared to $2.673 billion for the fiscal year ended July 30, 2016. Contract revenues for the fiscal year ended July 29, 2017 grew 14.1% on an organic basis. Organic contract revenues exclude contract revenues from acquired businesses that were not owned for the entire period in both the current and prior year period and adjust for the additional week of operations during the fourth quarter of fiscal 2016 as a result of the Company’s 52/53 week fiscal year. Total contract revenues from acquired businesses were $214.9 million for the fiscal year ended July 29, 2017, compared to $119.8 million for the fiscal year ended July 30, 2016.

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Non-GAAP Adjusted EBITDA of $441.6 million, or 14.4% of contract revenues, for the fiscal year ended July 29, 2017, compared to $390.0 million, or 14.6% of contract revenues, for the fiscal year ended July 30, 2016.

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On a GAAP basis, net income was $157.2 million, or $4.92 per common share diluted, for the fiscal year ended July 29, 2017, compared to net income of $128.7 million, or $3.89 per common share diluted, for the fiscal year ended July 30, 2016. Non-GAAP Adjusted Net Income was $168.3 million, or $5.26 per common share diluted, for the fiscal year ended July 29, 2017, compared to Non-GAAP Adjusted Net Income of $148.4 million, or $4.48 per common share diluted, for the fiscal year ended July 30, 2016. Non-GAAP Adjusted Net Income for the fiscal year ended July 29, 2017 and July 30, 2016 excludes $17.6 million and $14.7 million, respectively, of pre-tax interest expense incurred for non-cash amortization of the debt discount associated with the Company’s convertible senior notes. Non-GAAP Adjusted Net Income for the fiscal year ended July 30, 2016 also excludes $0.7 million of pre-tax acquisition transaction related costs, as well as the impact of a pre-tax charge of approximately $16.3 million for early extinguishment of debt.

The Company also announced its outlook for the first quarter of fiscal 2018. The Company currently expects total contract revenues for the first quarter of fiscal 2018 to range from $715 million to $745 million. On a GAAP basis, diluted earnings per common share for the first quarter of fiscal 2018 is expected to range from $0.72 to $0.87. Non-GAAP Adjusted Diluted Earnings per Common Share is expected to range from $0.81 to $0.96. Non-GAAP Adjusted Diluted Earnings per Common Share guidance excludes $4.5 million of pre-tax interest expense for non-cash amortization of debt discount, or $0.09 per common share diluted on an after-tax basis. A reconciliation of Non-GAAP Adjusted Diluted Earnings per Common Share guidance provided for the first quarter of fiscal 2018, along with reconciliations of other Non-GAAP measures, is included within the press release tables.

Use of Non-GAAP Financial Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). In quarterly results releases, trend schedules, conference calls, slide presentations, and webcasts, the Company may use or discuss Non-GAAP financial measures, as defined by Regulation G of the Securities and Exchange Commission. See Explanation of Non-GAAP Financial Measures directly following the press release tables.

Conference Call Information and Other Selected Data

A conference call to review the Company’s results will be hosted at 9:00 a.m. (ET), Wednesday, August 30, 2017; call (800) 553-5260 (United States) or (612) 332-0636 (International) ten minutes before the conference call begins and ask for the “Dycom Results” conference call. A live webcast of the conference call and related materials will be available at www.dycomind.com. If you are unable to attend the conference call at the scheduled time, a replay of the live webcast and related materials will be available at www.dycomind.com until Friday, September 29, 2017.

About Dycom Industries, Inc.

Dycom is a leading provider of specialty contracting services throughout the United States and in Canada. These services include program management, engineering, construction, maintenance and installation services for telecommunications providers, underground facility locating services for various utilities, including telecommunications providers, and other construction and maintenance services for electric and gas utilities.

Forward Looking Information

Fiscal 2017 fourth quarter results are preliminary and unaudited. This press release contains forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act. These statements are based on management’s current expectations, estimates and projections and include the first quarter of fiscal 2018 outlook, backlog and statements found under the “Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures” section of this release. Forward-looking statements are subject to risks and uncertainties that may cause actual results in the future to differ materially from the results projected or implied in any forward-looking statements contained in this press release. The most significant of these risks and uncertainties are described in the Company’s Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports) and include business and economic conditions and trends in the telecommunications industry affecting the Company’s customers, the adequacy of the Company’s insurance and other reserves and allowances for doubtful accounts, whether the carrying value of the Company’s assets may be impaired, preliminary purchase price allocations of acquired businesses, expected benefits and synergies of acquisitions, the future impact of any acquisitions or dispositions, adjustments and cancellations related to the Company’s backlog, the anticipated outcome of other contingent events, including litigation, liquidity and other financial needs, the availability of financing, and the other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission. The Company does not undertake to update forward-looking statements.

---Tables Follow---

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)
Unaudited

	July 29, 2017	July 30, 2016
ASSETS
Current assets:
Cash and equivalents	$38,608	$33,787
Accounts receivable, net	369,800	328,030
Costs and estimated earnings in excess of billings	389,286	376,972
Inventories	83,204	73,606
Deferred tax assets, net	26,524	22,733
Income tax receivable	7,493	—
Other current assets	23,603	16,106
Total current assets	938,518	851,234

Property and equipment, net	422,107	326,670
Goodwill and other intangible assets, net	505,309	508,036
Other	33,373	33,776
Total non-current assets	960,789	868,482
Total assets	$1,899,307	$1,719,716

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$132,974	$115,492
Current portion of debt	21,656	13,125
Billings in excess of costs and estimated earnings	9,284	19,557
Accrued insurance claims	39,909	36,844
Income taxes payable	1,112	15,307
Other accrued liabilities	113,603	122,302
Total current liabilities	318,538	322,627

Long-term debt	738,265	706,202
Accrued insurance claims	62,007	52,835
Deferred tax liabilities, net non-current	103,626	76,587
Other liabilities	5,288	4,178
Total liabilities	1,227,724	1,162,429

Total stockholders’ equity	671,583	557,287
Total liabilities and stockholders’ equity	$1,899,307	$1,719,716

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except share amounts)
Unaudited

	Three Months	Three Months	Fiscal Year	Fiscal Year
	Ended	Ended	Ended	Ended
	July 29, 2017	July 30, 2016	July 29, 2017	July 30, 2016
Contract revenues	$780,188	$789,159	$3,066,880	$2,672,542

Costs of earned revenues, excluding depreciation and amortization	606,898	605,909	2,404,734	2,083,579
General and administrative expenses (a)	59,519	62,146	239,231	217,149
Depreciation and amortization	40,244	36,010	147,906	124,940
Total	706,661	704,065	2,791,871	2,425,668

Interest expense, net (b)	(9,735)	(9,710)	(37,364)	(34,720)
Loss on debt extinguishment (c)	—	—	—	(16,260)
Other income, net	6,043	3,569	12,780	10,433
Income before income taxes	69,835	78,953	250,425	206,327

Provision for income taxes	26,127	29,593	93,208	77,587

Net income	$43,708	$49,360	$157,217	$128,740

Earnings per common share:

Basic earnings per common share	$1.41	$1.57	$5.01	$3.98

Diluted earnings per common share	$1.38	$1.54	$4.92	$3.89

Shares used in computing earnings per common share:
Basic	31,084,019	31,363,768	31,351,367	32,315,636

Diluted	31,664,148	32,074,169	31,984,731	33,115,755

(a) Includes stock-based compensation expense of $4.9 million and $4.2 million for the three months ended July 29, 2017 and July 30, 2016, respectively, and $20.8 million and $16.8 million for the fiscal year ended July 29, 2017 and July 30, 2016, respectively. Also includes $0.7 million of acquisition transaction related costs for the three months and fiscal year ended July 30, 2016.

(b) Includes $4.5 million and $4.6 million for the three months ended July 29, 2017 and July 30, 2016, respectively, and $17.6 million and $14.7 million for the fiscal year ended July 29, 2017 and July 30, 2016, respectively, for non-cash amortization of the debt discount associated with the Company’s convertible senior notes issued in September 2015.

(c) During the first quarter of fiscal 2016, the Company incurred a pre-tax charge of approximately $16.3 million for early extinguishment of debt.

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO COMPARABLE GAAP FINANCIAL MEASURES
(Dollars in thousands)
Unaudited

CONTRACT REVENUES, NON-GAAP ORGANIC CONTRACT REVENUES, AND GROWTH (DECLINE) %’s

	Contract Revenues - GAAP	Revenues from acquired businesses (a)	Additional week of revenue as a result of the Company’s 52/53 week year (b)	Non-GAAP - Organic Contract Revenues	GAAP - Growth (Decline) %	Non-GAAP - Organic Growth %
Three Months Ended July 29, 2017	$780,188	$(19,264)	$—	$760,924	(1.1)%	4.6%

Three Months Ended July 30, 2016	$789,159	$(5,585)	$(55,970)	$727,604

Fiscal Year Ended July 29, 2017	$3,066,880	$(214,936)	$—	$2,851,944	14.8%	14.1%

Fiscal Year Ended July 30, 2016	$2,672,542	$(119,818)	$(53,485)	$2,499,239

(a) Amounts for the three months and fiscal year ended July 29, 2017 and July 30, 2016 represent contract revenues from acquired businesses that were not owned for the full period in both the current and prior year periods.

(b) The fourth quarter of fiscal 2016 contained 14 weeks of operations as a result of the Company’s 52/53 week fiscal year, compared to 13 weeks of operations in the fourth quarter of fiscal 2017. The Non-GAAP adjustment is calculated independently for each comparative period as (i) total fourth quarter of fiscal 2016 contract revenues less, (ii) contract revenues for the fourth quarter of fiscal 2016 from businesses acquired that were not owned for the full period in both the current and prior year period, (iii) divided by 14 weeks.

NON-GAAP ADJUSTED EBITDA
	Three Months	Three Months	Fiscal Year	Fiscal Year
	Ended	Ended	Ended	Ended
	July 29, 2017	July 30, 2016	July 29, 2017	July 30, 2016
Reconciliation of net income to Non-GAAP Adjusted EBITDA:
Net income	$43,708	$49,360	$157,217	$128,740
Interest expense, net	9,735	9,710	37,364	34,720
Provision for income taxes	26,127	29,593	93,208	77,587
Depreciation and amortization expense	40,244	36,010	147,906	124,940
Earnings Before Interest, Taxes, Depreciation & Amortization (“EBITDA”)	119,814	124,673	435,695	365,987
Gain on sale of fixed assets	(6,645)	(3,593)	(14,866)	(9,806)
Stock-based compensation expense	4,874	4,249	20,805	16,850
Loss on debt extinguishment	—	—	—	16,260
Acquisition transaction related costs	—	715	—	715
Non-GAAP Adjusted EBITDA	$118,043	$126,044	$441,634	$390,006

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO COMPARABLE GAAP FINANCIAL MEASURES (CONTINUED)
(Dollars in thousands, except share amounts)
Unaudited

NET INCOME, NON-GAAP ADJUSTED NET INCOME, NET INCOME PER COMMON SHARE, AND NON-GAAP ADJUSTED DILUTED EARNINGS PER COMMON SHARE

	Three Months	Three Months	Fiscal Year	Fiscal Year
	Ended	Ended	Ended	Ended
	July 29, 2017	July 30, 2016	July 29, 2017	July 30, 2016
Reconciliation of Non-GAAP Adjusted Net Income:
Net income	$43,708	$49,360	$157,217	$128,740

Adjustments
Pre-tax non-cash amortization of debt discount	4,499	4,590	17,610	14,709
Pre-tax loss on debt extinguishment	—	—	—	16,260
Pre-tax acquisition transaction related costs	—	715	—	715
Tax impact of adjustments	(1,675)	(1,995)	(6,561)	(12,040)
Total adjustments, net of tax	2,824	3,310	11,049	19,644

Non-GAAP Adjusted Net Income	$46,532	$52,670	$168,266	$148,384

Reconciliation of Non-GAAP Adjusted Diluted Earnings per Common Share:
Net income per common share	$1.38	$1.54	$4.92	$3.89
Total adjustments from above, net of tax	0.09	0.10	0.35	0.59
Non-GAAP Adjusted Diluted Earnings per Common Share	$1.47	$1.64	$5.26	$4.48

Diluted shares used in computing Adjusted Diluted Earnings per Common Share	31,664,148	32,074,169	31,984,731	33,115,755

Amounts in table above may not add due to rounding.

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO COMPARABLE GAAP FINANCIAL MEASURES (CONTINUED)
Unaudited

OUTLOOK - DILUTED EARNINGS PER COMMON SHARE AND NON-GAAP ADJUSTED DILUTED EARNINGS PER COMMON SHARE

Outlook for the
Three Months Ending
October 28, 2017
Diluted earnings per common share - GAAP (a)	$0.72 - $0.87

Adjustment
Adjustment for addback of after-tax non-cash amortization of debt discount on convertible senior notes (b)	$0.09

Non-GAAP Adjusted diluted earnings per common share (a)	$0.81 - $0.96

(a) Guidance for diluted earnings per common share and Non-GAAP Adjusted diluted earnings per common share for the three months ending October 28, 2017 were computed using approximately 31.9 million in diluted weighted average shares outstanding.

(b) The Company expects to recognize approximately $4.5 million in pre-tax interest expense during the three months ending October 28, 2017 for non-cash amortization of the debt discount associated with its convertible senior notes. The Company excludes the effect of this non-cash amortization of debt discount in its Non-GAAP financial measures.

Amounts in tables above may not add due to rounding.

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO COMPARABLE GAAP FINANCIAL MEASURES (CONTINUED)

Explanation of Non-GAAP Financial Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). In the Company’s quarterly results releases, trend schedules, conference calls, slide presentations, and webcasts, it may use or discuss Non-GAAP financial measures, as defined by Regulation G of the Securities and Exchange Commission. The Company believes that the presentation of certain Non-GAAP financial measures in these materials provides information that is useful to investors because it allows for a more direct comparison of the Company’s performance for the period reported with the Company’s performance in prior periods. The Company cautions that Non-GAAP financial measures should be considered in addition to, but not as a substitute for, the Company’s reported GAAP results. Management defines the Non-GAAP financial measures used in this release as follows:

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Non-GAAP Organic Contract Revenues - contract revenues from businesses that are included for the entire period in both the current and prior year periods. In the fourth quarter of fiscal 2016 Non-GAAP Organic Contract Revenues were also adjusted for the additional week as a result of the Company’s 52/53 week fiscal calendar. The Non-GAAP adjustment is calculated independently for each comparative period as (i) total fourth quarter of fiscal 2016 contract revenues less, (ii) contract revenues for the fourth quarter of fiscal 2016 from businesses acquired that were not owned for the full period in both the current and prior year period, (iii) divided by 14 weeks. Non-GAAP Organic Contract Revenue growth is calculated as the percentage change in Non-GAAP Organic Contract Revenues over those of the comparable prior year period. Management believes organic growth is a helpful measure for comparing the Company’s revenue performance with prior periods.

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Non-GAAP Adjusted EBITDA - net income before interest, taxes, depreciation and amortization, gain on sale of fixed assets, stock-based compensation expense, loss on debt extinguishment, and certain non-recurring items. Management believes Non-GAAP Adjusted EBITDA is a helpful measure for comparing the Company’s operating performance with prior periods as well as with the performance of other companies with different capital structures or tax rates.

•	Non-GAAP Adjusted Net Income - GAAP net income before loss on debt extinguishment, non-cash amortization of the debt discount, certain non-recurring items and any tax impact related to these items.

•	Non-GAAP Adjusted Diluted Earnings per Common Share - Non-GAAP Adjusted Net Income divided by weighted average diluted shares outstanding.

Management excludes or adjusts each of the items identified below from Non-GAAP Adjusted Net Income and Non-GAAP Adjusted Diluted Earnings per Common Share:

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Non-cash amortization of the debt discount - The Company’s 0.75% convertible senior notes due September 2021 were allocated between debt and equity components. The difference between the principal amount and the carrying amount of the liability component of the convertible senior notes represents a debt discount. The debt discount is being amortized over the term of the convertible senior notes but does not result in periodic cash interest payments. The Company has excluded the non-cash amortization of the debt discount from its Non-GAAP financial measures because it believes it is useful to analyze the component of interest expense for the convertible senior notes that will be paid in cash. The exclusion of the non-cash amortization from the Company’s Non-GAAP financial measures provides management with a consistent measure for assessing financial results.

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Loss on debt extinguishment - The Company incurred a pre-tax charge of approximately $16.3 million for early extinguishment of debt in connection with the redemption of its 7.125% senior subordinated notes in the first quarter of fiscal 2016. Management believes excluding the loss on debt extinguishment from the Company’s Non-GAAP financial measures assists investors’ overall understanding of the Company’s current financial performance. The Company believes this type of charge is not indicative of its core operating results. The exclusion of the loss on debt extinguishment from the Company’s Non-GAAP financial measures provides management with a consistent measure for assessing the current and historical financial results.

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Acquisition transaction related costs - The Company incurred costs of approximately $0.7 million in connection with an acquisition during the fourth quarter of fiscal 2016. The exclusion of the acquisition transaction related costs from the Company’s Non-GAAP financial measures provides management with a consistent measure for assessing financial results.

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Tax impact of adjusted results - The tax impact of the adjusted results for the three months and fiscal year ended July 29, 2017 and July 30, 2016 was calculated utilizing a Non-GAAP effective tax rate which approximates the Company’s effective tax rate used for financial planning. The tax impact included in the Company’s guidance for the quarter ending October 28, 2017 was calculated using an effective tax rate used for financial planning and forecasting future results.